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EXHIBIT 99

U S WEST, Inc.
7800 East Orchard Road
Englewood, Colorado  80111
303 793-6500

New Release



  Release Date:     June 6, 1996

Contact:     Steve Lang, 303-793-6290


                     U S WEST RESPONDS TO COURT RULING


     U S WEST today issued the following statement:

     "We brought the lawsuit to protect the interests of our shareowners.

     "The ruling is complex and we are studying it further, but it appears that our main concern has been addressed.

     "The court denied our petition to enjoin the Turner transaction. But the court also has validated our belief that the acquisition carries numerous potential conflicts. The court pointed out that Time Warner has committed to offer most of the Turner assets to TWE. And the court said that if the assets are not put in TWE that Time Warner must manage the conflicts.

     "Our primary focus continues to be making the partnership work to the fullest possible extent for both our shareowners and Time Warner's."



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